Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: +352 2469 7950
E: Michelle.Esterman@altisource.lu

ALTISOURCE ANNOUNCES RECORD RESULTS

Luxembourg, July 24, 2014 - Altisource Portfolio Solutions S.A. (“Altisource” and NASDAQ: ASPS) today reported record second quarter service revenue, net income attributable to shareholders and diluted earnings per share.

Second Quarter 2014 Results Compared to Second Quarter 2013:

•                  Service revenue of $263.2 million, a 63% increase

•                  Net income attributable to Altisource of $54.1 million, a 75% increase

•                  Diluted earnings per share of $2.24, a 79% increase

•                  Cash from operations of $75.2 million, a 30% increase

“Next month marks our five year anniversary as a stand-alone public company.  During this five year period, we have had 43% cumulative annual service revenue growth, 47% cumulative annual earnings growth and have focused on providing best-in-class services, developing new services, driving down costs through efficiency initiatives and investing in our future.  This is exactly what we set out to do five years ago,” said Chairman William Erbey.

William Shepro, Chief Executive Officer, further commented, “We believe our strategic initiatives, coupled with our strong revenue, earnings and operating cash flow, position us for attractive growth in the next five years and beyond.  We plan to continue to invest in our next generation technology, develop our newer services and pursue potential acquisitions, in line with our marketplace strategy.  We also plan to continue our share repurchase program when the stock is trading at attractive prices.”

Second quarter 2014 highlights include:

•                  The average number of loans serviced by Ocwen on REALServicing  was 2.3 million for the second quarter of 2014, an increase of 118% compared to the second quarter of 2013

•                  The average number of delinquent non-Government-Sponsored Enterprise loans serviced by Ocwen on REALServicing was 352 thousand for the second quarter of 2014, an increase of 24% compared to the second quarter of 2013

•                  We repurchased 0.4 million shares of our common stock under our stock repurchase program at an average price of $108.24 per share during the second quarter of 2014

•                  Altisource Residential Corporation, the company we provide rental management services to, increased its non-performing loan and real estate owned portfolio from 12,405 at March 31, 2014 to 14,907 at June 30, 2014

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations.  Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management.  Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected.  The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Altisource’s ability to retain existing customers and attract new customers; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity; and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

Webcast

Altisource will host a webcast at 11:00 a.m. EDT today to discuss our second quarter results.  A link to the live audio webcast will be available on the Company’s website through the Investor Relations home page.  Those who want to listen to the call should go to the website fifteen minutes prior to the call to register, download and install any necessary audio software.  A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Altisource

Altisource is a premier marketplace and transaction solutions provider for the real estate, mortgage and consumer debt industries offering both distribution and content. We leverage proprietary business process, vendor and electronic payment management software and behavioral science based analytics to improve outcomes for marketplace participants.  Additional information is available at www.altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013

Service revenue
Mortgage Services	$188,477	$119,887	$334,971	$216,264
Financial Services	25,436	22,959	49,693	39,091
Technology Services	57,983	24,783	105,487	45,014
Eliminations	(8,731)	(5,955)	(17,027)	(11,143)
	263,165	161,674	473,124	289,226
Reimbursable expenses	32,276	23,299	61,071	43,565
Non-controlling interests	631	1,137	1,146	2,146
Total revenue	296,072	186,110	535,341	334,937
Cost of revenue	151,723	93,673	270,733	170,369
Reimbursable expenses	32,276	23,299	61,071	43,565
Gross profit	112,073	69,138	203,537	121,003
Selling, general and administrative expenses	49,021	29,828	92,555	48,508
Income from operations	63,052	39,310	110,982	72,495
Other income (expense), net:
Interest expense	(4,784)	(4,902)	(9,560)	(8,114)
Other income (expense), net	(43)	77	4	782
Total other income (expense), net	(4,827)	(4,825)	(9,556)	(7,332)
Income before income taxes and non-controlling interests	58,225	34,485	101,426	65,163
Income tax provision	(3,493)	(2,417)	(6,548)	(4,568)
Net income	54,732	32,068	94,878	60,595
Net income attributable to non-controlling interests	(631)	(1,137)	(1,146)	(2,146)

Net income attributable to Altisource	$54,101	$30,931	$93,732	$58,449

Earnings per share:
Basic	$2.45	$1.34	$4.20	$2.51
Diluted	$2.24	$1.25	$3.84	$2.34

Weighted average shares outstanding:
Basic	22,089	23,161	22,301	23,267
Diluted	24,166	24,823	24,415	24,940

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	June 30,	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$127,884	$130,429
Accounts receivable, net	125,047	104,787
Prepaid expenses and other current assets	16,022	10,891
Deferred tax assets, net	2,837	2,837
Total current assets	271,790	248,944

Premises and equipment, net	100,962	87,252
Deferred tax assets, net	160	622
Intangible assets, net	256,889	276,162
Goodwill	61,941	99,414
Other assets	19,258	17,658

Total assets	$711,000	$730,052

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$102,686	$84,706
Current portion of long-term debt	3,975	3,975
Deferred revenue	21,785	36,742
Other current liabilities	8,957	10,131
Total current liabilities	137,403	135,554

Long-term debt, less current portion	389,385	391,281
Other non-current liabilities	11,733	45,476

Equity:
Common stock ($1.00 par value; 100,000 shares authorized; 25,413 issued and 21,941 outstanding as of June 30, 2014; 25,413 issued and 22,629 outstanding as of December 31, 2013)	25,413	25,413
Additional paid-in capital	90,403	89,273
Retained earnings	330,361	239,561
Treasury stock, at cost (3,472 shares as of June 30, 2014 and 2,784 shares as of December 31, 2013)	(274,679)	(197,548)
Altisource equity	171,498	156,699

Non-controlling interests	981	1,042
Total equity	172,479	157,741

Total liabilities and equity	$711,000	$730,052

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six months ended
	June 30,
	2014	2013
Cash flows from operating activities:
Net income	$94,878	$60,595
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,375	9,306
Amortization of intangible assets	19,573	10,237
Change in the fair value of Equator Earn Out	(37,924)	—
Goodwill impairment	37,473	—
Share-based compensation expense	1,130	1,519
Equity in losses of investment in affiliate	—	122
Bad debt expense	4,250	452
Amortization of debt discount	90	152
Amortization of debt issuance costs	483	451
Deferred income taxes	462	—
Loss on disposal of fixed assets	98	926
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(24,510)	(10,813)
Prepaid expenses and other current assets	(5,131)	(3,009)
Other assets	(2,089)	(1,440)
Accounts payable and accrued expenses	21,319	917
Other current and non-current liabilities	(11,950)	(1,947)
Net cash provided by operating activities	111,527	67,468

Cash flows from investing activities:
Additions to premises and equipment	(30,522)	(13,397)
Acquisition of businesses, net of cash acquired	—	(215,700)
Proceeds from loan to Ocwen	—	75,000
Proceeds from sale of equity affiliate	—	12,648
Other investing activities	(294)	(50)
Net cash used in investing activities	(30,816)	(141,499)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	201,000
Repayment of long-term debt and payments on capital lease obligations	(1,986)	(1,733)
Debt issuance costs	—	(2,400)
Proceeds from stock option exercises	639	2,914
Purchase of treasury stock	(80,702)	(51,573)
Contributions from non-controlling interests	—	15
Distributions to non-controlling interests	(1,207)	(1,889)
Net cash (used in) provided by financing activities	(83,256)	146,334

Net (decrease) increase in cash and cash equivalents	(2,545)	72,303
Cash and cash equivalents at the beginning of the period	130,429	105,502

Cash and cash equivalents at the end of the period	$127,884	$177,805

Supplemental cash flow information:
Interest paid	$9,074	$7,562
Income taxes paid, net	1,561	1,165

Non-cash investing and financing activities:
(Decrease) increase in payables for purchases of premises and equipment	$(3,339)	$891
(Decrease) increase in acquisition of businesses from subsequent working capital true-ups	(3,711)	11,133